Exhibit 10.2

THIS FORM OF AWARD AGREEMENT IS PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
AIR TRANSPORT SERVICES GROUP, INC.
2015 LONG-TERM INCENTIVE PLAN

PERFORMANCE-BASED STOCK UNIT AWARD AGREEMENT
GRANTED TO [NAME] ON [DATE]
Air Transport Services Group, Inc. (the “Company”) and its shareholders believe that their business interests are best served by extending to you an opportunity to earn additional compensation based on the growth and success of the Company’s business. To this end, the Company and its shareholders adopted the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan (the “Plan”) as a means through which you may share in the Company’s success. This is done by granting Awards to key employees like you. If the conditions described in this Award Agreement (and the Plan) are met, your Award will mature into common shares of the Company.
This Award Agreement describes many features of your Award and the conditions that must be met before you may receive the value associated with your Award. All capitalized terms have the meaning set forth in the Plan unless otherwise specified in this Award Agreement. To ensure you fully understand these terms and conditions, you should:

•	Read the Plan and the Plan’s Prospectus carefully to ensure you understand how the Plan works;

•	Read this Award Agreement carefully to ensure you understand the nature of your Award and what must happen if you are to earn it; and

•	Contact [Name] at [Telephone Number] if you have any questions about your Award.

Also, no later than [Date], you must return a signed copy of the Award Agreement to:
[Name]
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
If you do not do this, your Award will be revoked automatically as of the date it was granted and you will not be entitled to receive anything on account of the retroactively revoked Award.
Section 409A of the Internal Revenue Code (“Section 409A”) imposes substantial penalties on persons who receive some forms of deferred compensation (see the Plan’s Prospectus for more information about these penalties). Your Award has been designed to avoid these penalties. As a condition of accepting this Award, you must agree to accept any revisions that the Company subsequently determines to be necessary in order for you to avoid these penalties, without any further consideration, even if those revisions change the terms of your Award and reduce its value or potential value.

1.	Nature of Your Award
You have been granted an Award consisting of performance stock units (“Performance Units”), which will be converted to common shares of the Company if the conditions described in this Award Agreement are met. Federal income tax rules apply to the payment of your Award. These and other conditions affecting your Award are described in this Award Agreement, the Plan and the Plan’s Prospectus, all of which you should read carefully.

a.	Grant Date: Your Performance Units were issued on [Date].
This is the date you begin to earn your Award.

b.	Amount of Award: The amount of your Award and the conditions that must be met before it will be earned are discussed below in the section titled “When Your Award Will Be Settled.”

c.	Performance Period: The period that begins on [Date], and ends on [Date] (the “Settlement Date”).
This is the period over which the Committee will determine if you have met the conditions imposed on your Award.

2.	When Your Award Will Be Settled

a.	In General: At the end of the Performance Period, your Performance Units will be converted to an equal number of common shares of the Company or forfeited depending on:

•
The extent to which the appreciation of the Company stock during the Performance Period equals or exceeds the Total Shareholder Return (“TSR”) performance of the NASDAQ Transportation Index during the same period (these stock units are referred to as “Stock Performance Units”); and

•	How the Company’s Average Return on Invested Capital for the Performance Period compares to the levels specified in the table below (these stock units are referred to as “ROIC Units”).
The tables below demonstrate how these criteria will affect your Award. However, before analyzing those tables, it is important that you understand that:

•	Separate criteria are applied to each of the parts of your Award. This means that you might earn Stock Performance Units at the threshold level but earn your ROIC Units at the maximum level.

•	The NASDAQ Transportation Index is a group comprised of transportation corporations whose stock is traded on the NASDAQ.

•	“Average ROIC” is equal to the sum of the Company’s ROIC for each fiscal year that began during the Performance Period and ends on December 31, [Year], divided by three.

•
The Company shall determine its “ROIC” for each fiscal year beginning January 1 and ending each December 31 during the Performance Period, by dividing the NOPAT for such period by its Invested Capital for such period, as such terms are defined below.

•
The Company’s “NOPAT” for any fiscal year will be equal to the Company’s net operating profit, as shown on the Company’s audited financial statements for such year, multiplied by the factor of one minus the federal statutory income tax rate applicable to the Company for such fiscal year. The Compensation Committee of the Company’s Board of Directors (the

“Committee”) may exclude any extraordinary, non-recurring items from the determination of NOPAT for any period, in its discretion.

•
The Company’s “Invested Capital” for any fiscal year is the result obtained by adding the Company’s operating current assets and net fixed assets in operation and subtracting its operating current liabilities, net fixed assets under capital lease and excess cash balances at the end of each calendar quarter of the previous year and dividing by four.

All determinations of the Company’s TSR, Average ROIC, ROIC, NOPAT, and Invested Capital for purposes of the Award will be made by the Committee, whose decision will be final, nonappealable and binding for every purpose. The number of Stock Performance Units or ROIC Units that are earned or forfeited by you will also be determined by the Committee, whose decision will be final, nonappealable and binding on you.

b.	Your Stock Performance Units: You will earn or forfeit all or part of your Stock Performance Units depending on the extent to which the criteria described in the following table are or are not met.

If, on December 31, [Year], the Company’s stock performance is . . .	You will receive the following number of shares of Company stock . . .
Below the 40th percentile of the NASDAQ Transportation Index	0
At the 40th percentile of the NASDAQ Transportation Index (“threshold Stock Performance Unit level”)	[Insert Number]*
At the 50th percentile of the NASDAQ Transportation Index (“target Stock Performance Unit level”)	[Insert Number]*
At the 75th or higher percentile of the NASDAQ Transportation Index (“maximum Stock Performance Unit Level”)	[Insert Number]*

* Note: For performance outcomes between the specified percentile levels, actual awards will be interpolated.

c.	Your ROIC Units: You will earn or forfeit all or part of your ROIC Units depending on the extent to which the criteria described in the following table are or are not met.

If, over the Performance Period, the Company’s Average Return on Invested Capital is . . .	You will receive the following number of shares of Company stock . . .
Less than 5%	0
5% (“threshold ROIC Unit level”)	[Insert Number]*
8% (“target ROIC Unit level”)	[Insert Number]*
14% or higher (“maximum ROIC Unit level”)	[Insert Number]*
* Note: For performance outcomes between these stated ROIC levels, actual awards will be interpolated.

As noted above, between the threshold and maximum performance levels, actual awards will be calculated by interpolating between the ranges shown in the preceding tables. This interpolation will be done only in whole increments (full percentiles for the Stock Performance Units and percentages to the nearest 10th for the ROIC Units) and will not be applied below the threshold level or above the maximum level.

d.
How Your Award Might Be Settled Before the End of the Performance Period: If there is a Change in Control while you are employed, all performance criteria will be deemed to have been met at the target level or at any higher level actually achieved as of the date of the Change in Control (“Accelerated Units”) and you will receive cash or stock (depending on the nature of the Change in Control) as if the Performance Period ended on the date of the Change in Control. The amount you will receive will be determined under the following formula and paid in accordance with the Plan:

Your Accelerated Units multiplied by the number of whole months between the beginning of the Performance Period and the date of the Change in Control

Divided by the number of whole months in the Performance Period

e.
How Your Award is Settled if You Die, Retire, or Become Disabled Before the End of the Performance Period: If your employment terminates before the end of the Performance Period (and before a Change in Control) because of death, Disability, or Retirement, you may receive a portion of your Award. The amount (if any) you will receive will depend on whether (and the extent to which) the performance criteria are met at the end of the Performance Period, not when you terminate employment subject to the terms of the Plan. If the performance criteria are met at the end of the Performance Period during which you terminate because of death, Disability, or Retirement, you (or your beneficiary) will receive the number of shares you would have received if you had remained actively employed until the end of that Performance Period multiplied by the number of whole years (i.e., elapsed 12-consecutive-month periods) between the first day of the Performance Period and the date you terminate employment and divided by the number of whole years (i.e., elapsed 12-consecutive-month periods) included in the Performance Period.

f.	How Your Award May Be Forfeited: You will forfeit your Award if, before your Award is settled:

•	You terminate employment voluntarily (and not due to death, Disability, or Retirement);

•	You are involuntarily terminated by the Company for “Cause” as defined in the Plan.

•
You breach any agreement or covenant with, or obligation to, the Company or any Subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committee;

•
Without the Company’s advance written consent, you engage directly or indirectly in any manner or capacity as principal, agent, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its Subsidiaries, as determined by the Company; or

•	You perform any act or engage in any activity that is detrimental to the best interests of the Company or any of its Subsidiaries, as determined by the Committee.

3.	Settling Your Award
If all applicable conditions have been met, your Award will be settled within 60 days following the end of the Performance Period.

4.	Other Rules Affecting Your Award

a.
Rights During the Performance Period: During the Performance Period, you will not actually own the shares that you might receive at the end of the Performance Period. This means that you may not exercise any voting rights or receive any dividends associated with those shares until your Award is settled.

b.	Beneficiary: Your Beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

c.
Tax Withholding: Income taxes must be withheld when your Award is settled (see the Plan’s Prospectus for a discussion of the tax treatment of your Award). These taxes may be paid in one of several ways. They are:

•	The Company or an Affiliate may withhold this amount from other amounts owed to you (e.g., from your salary).

•	You may pay these taxes by giving the Company a check (payable to “Air Transport Services Group, Inc.”) in an amount equal to the taxes that must be withheld.

•
If permitted by the Committee, by having the Company withhold a portion of the shares that otherwise would be distributed. The number of shares withheld will have a fair market value equal to the taxes that must be withheld.

•	If permitted by the Committee, you may give the Company other shares of Company stock (that you have owned for at least six months) with a value equal to the taxes that must be withheld.
The Company may reject your requested method of satisfying your withholding obligation for any reason (or for no reason). If this happens, the Company will specify (from among the alternatives just listed) how these taxes are to be paid.
If you do not choose a method within 30 days of the Settlement Date, the Company will withhold a portion of the shares that otherwise would be distributed. The number of shares withheld will have a fair market value equal to the taxes that must be withheld and the balance of the shares will be distributed to you.

d.
Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

e.	Other Agreements: Also, your Award will be subject to the terms of any other written agreements between you and the Company.

f.
Adjustments to Your Award: Your Award will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of your Performance Units will be adjusted to reflect a stock split).

g.
Other Rules: Your Performance Units are also subject to more rules described in the Plan and in the Plan’s Prospectus. You should read both these documents carefully to ensure you fully understand all the conditions of this Award.

h.	Plan Controls: In the event that this Award Agreement conflicts or is inconsistent with any term of the Plan, the Plan shall be deemed controlling.
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You may contact [Name] at [Telephone Number] or at the address given below if you have any questions about your Award or this Award Agreement.
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5.	Your Acknowledgment of Award Conditions
Note: You must sign and return a copy of this Award Agreement to [Name] at the address given below no later than [Date].
By signing below, I acknowledge and agree that:

•	A copy of the Plan has been made available to me;

•	I have received a copy of the Plan’s Prospectus;

•	I understand and accept the conditions placed on my Award and understand what I must do to earn my Award;

•
I will consent (on my own behalf and on behalf of my beneficiaries and without any further consideration) to any change to my Award or this Award Agreement to avoid paying penalties under Section 409A of the Internal Revenue Code, even if those changes affect the terms of my Award and reduce its value or potential value; and

•
If I do not return a signed copy of this Award Agreement to the address shown below not later than [Date], my Award will be revoked automatically as of the date it was granted and I will not be entitled to receive anything on account of the retroactively revoked Award.

[Name]

______________________________________________
(signature)

Date signed: ________________________

A signed copy of this form must be sent to the following address no later than [Date]:
[Name]
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
After it is received, the Committee will acknowledge receipt of your signed Award Agreement.

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Committee’s Acknowledgment of Receipt
A signed copy of this Award Agreement was received on ________________.
By: ________________________________
Committee signature

[Name]
______ Has complied with the conditions imposed on the grant and the Award and the Award Agreement remains in effect; or

______ Has not complied with the conditions imposed on the grant and the Award and the Award Agreement are revoked as of the Grant Date because

____________________________________________________________________________________________
describe deficiency

Committee
By: ___________________________________

Date: __________________________________